SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2006

Arrhythmia Research Technology, Inc.
(Exact name of issuer as specified in its charter)

Delaware	1-9731	72-0925679
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     On April 12, 2006, the Board of Directors of Arrhythymia Research Technology, Inc (the “Company”) appointed Jason Chambers as a Class I director to fill the vacant board seat in such class. As a Class I director, Mr. Chambers’ term will expire at the Company’s 2008 annual meeting of shareholders.

Mr. Chambers has served as Manager and Chief Executive Officer of Life Water, LLC d/b/a Mountain Brook Water, a water bottling and distribution company, from June 14, 2002 to the present, and from August 2001 to the present has served as a consultant assisting The Chambers Medical Foundation, a private foundation, in assessing medical grant applications. The Foundation beneficially owns approximately 13% of the Company’s outstanding common stock. In addition, Mr. Chambers served from July 2004 through December 2004 as Vice President of Startbank Advisory Services, a middle market financial services company.

Mr. Chambers holds a Bachelor of Science from Vanderbilt University School of Engineering and a Masters of Business Administration degree from Owen Graduate School of Management, Vanderbilt University with a concentration in finance and marketing. Mr. Chambers is also a Dana-Farber Cancer Institute Hematologic Oncology visiting committee member and a board member and treasurer of Global Health Action, a non-profit organization focused on providing health professionals with leadership, management and project planning training.

The Board of Directors believes that Mr. Chambers qualifies as an “independent director,” as that term is defined under the American Stock Exchange Company Guide and the Securities Exchange Act of 1934, as amended. He has attended the corporate governance program for director education supported by the NYSE Foundation.

There is no arrangement or understanding between Mr. Chambers and any other persons pursuant to which such director was selected as a director, other than as set forth in the attached letter agreement, nor are there any family relationships between Mr. Chambers and any of the Company’s executive officers and directors. In addition, there are no transactions involving the Company and Mr. Chambers that are reportable pursuant to Item 404(a) of Regulation S-B under the Securities Act of 1933, as amended.

A copy of the letter agreement relating to Mr. Chambers’ service as a director is attached hereto as Exhibit 99.1 and a copy of the press release announcing the appointment of Mr. Chambers as a director is attached hereto as Exhibit 99.2

Item 9.01. Financial Statements and Exhibits

(c)	The following exhibits are filed with this report:

	Exhibit Number	Description
	99.1*	Letter agreement between the Company and Jason Chambers.
	99.2	Press Release dated April 12, 2006 announcing the appointment of Jason Chambers to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 13th day of April 2006.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison

David A. Garrison
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1*	Letter agreement between the Company and Jason Chambers.
99.2	Press Release dated April 12, 2006 announcing the appointment of Jason Chambers to the Board of Directors.